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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Independent Auditors" and "Financial Statements" in the combined Statement of Additional Information in Post-Effective Amendment Number 47 to the Registration
Statement (Form N-1A, No 33-23166) of Morgan Stanley Dean Witter
Institutional Fund, Inc., and to the incorporation by reference of our report dated February 2, 2001 on the Active International Allocation Portfolio,
Asian Equity Portfolio, Asian Real Estate Portfolio, Emerging Markets Portfolio, European Value Equity Portfolio, European Real Estate Portfolio, Global Value Equity Portfolio, International Equity Portfolio, International Magnum Portfolio, International Small Cap Portfolio, Japanese Value Equity Portfolio, Latin American Portfolio, Equity Growth Portfolio, Focus Equity Portfolio, Small Company Growth Portfolio, Technology Portfolio, U.S. Equity Plus Portfolio, U.S. Real Estate Portfolio, Value Equity Portfolio, Emerging Markets Debt Portfolio, Fixed Income III Portfolio, Global Fixed Income II Portfolio, High Yield II Portfolio, Money Market Portfolio, and Municipal Money Market Portfolio included in the 2000 Annual Report to Shareholders of
Morgan Stanley Dean Witter Institutional Fund, Inc.



                                       ERNST & YOUNG LLP


Boston, Massachusetts
November 19, 2001